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                                                                   Exhibit 3.3.1

                                     [LOGO]


                                      STATE

                                       of

                                    DELAWARE

                                     [LOGO]


                          Office of SECRETARY OF STATE

I Glenn C. Kenton, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Incorporation filed in this office on February 8, 1982







                                                      /s/ Glenn C. Kenton
                                                      --------------------------
                                                          Glenn C. Kenton

[LOGO]
                                                      BY:  /S/ B. Knowles
                                                           ---------------------

                                                      DATE: February 8,  1982
                                                           ---------------------

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                          CERTIFICATE OF INCORPORATION

                                       OF

                     CRB BROADCASTING OF PENNSYLVANIA, INC.

         THE UNDERSIGNED, for the purpose. of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Corporation is CRB BROAD- CASTING OF PENNSYLVANIA, INC.

         SECOND: The address of the Corporation's registered office in the State of Delaware. is 229 South State Street, Dover, Kent County, Delaware, and the name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purposes for which the Corporation is organized are to engage in the broadcasting business generally and in connection therewith to create, acquire, own, operate and otherwise deal in commercial and/or experimental amplitude or frequency modulation, radio, television and/or facsimile broadcasting station(s), and/or any similar media of electronic communication, including the operation or participation in a radio or television network chain or system, or participation in the operation of a community antenna television system(s), to engage in the business of supplying radio or television programming, information or services by wire or otherwise, on a fee or subscription basis, and to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares, par value $1.00 per share, all of which shall be Common Stock. Shares of capital stock of the Corporation may be issued by the Corporation from time to time for such legally sufficient consideration as may be fixed from time to time by the Board of Directors.

         FIFTH: Subject to the provisions of the General


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                                      -2-

Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws. Elections of Directors need not be by ballot unless the By-Laws so provide.

         SIXTH: The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as it may be amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         SEVENTH. The Board of Directors of the Corporation may, in its discretion, submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for such purpose, and any contract or act that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the Corporation represented in person or by proxy at such meeting and eligible to vote thereat (provided that a quorum shall be represented in person or by proxy at such meeting) shall be as valid and binding upon the Corporation and the stockholders as if it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         EIGHTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized, without the assent or vote of the stockholders:

                  (1) to make, alter, amend, change, add to or repeal the By-Laws of the Corporation, except as specifically stated therein;

                  (2) to fix and vary the amount to be reserved by the Corporation for any proper purpose;

                  (3) to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation;

                  (4) to determine the use and disposition of any surplus or net profits of the Corporation; and

                  (5) to fix the times for the declaration and payment of dividends by the Corporation.


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                                      -3-

         NINTH: In addition to the powers and authorities herein-before or by statute expressly conferred upon it, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, this Certificate of Incorporation, and the ByLaws of the Corporation; provided, however, that no ByLaw shall invalidate any prior act of the Board of Directors which would have been valid if such By-Law had not been made.

         TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         ELEVENTH: The Corporation reserves the right to alter, amend, change, add to or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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                                      -4-

         TWELFTH: The name and address of the incorporator is William S. Sterns, III, 405 Lexington Avenue, New York, New York 10174.

         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 1st day of February, 1982.


                                            /s/ WILLIAM S. STERNS, III
                                            --------------------------
                                                WILLIAM S. STERNS, III
                                                INCORPORATOR
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                                                                          PAGE 1

                              State of Delaware

                                    [LOGO]

                          Office of Secretary of State

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF CRB BROADCASTING OF PENNSYLVANIA, INC. FILED IN THIS OFFICE ON THE FIRST DAY OF OCTOBER, A.D. 1985, AT 9 O'CLOCK A.M.





                                             /s/ MICHAEL HARKINS
                                             -----------------------------------
[GRAPHIC DATE]                               MICHAEL HARKINS, SECRETARY OF STATE


852740106                                    AUTHENTICATION: 0636810
                                                       DATE: 10/17/1985

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                                                                    [DATE STAMP]



                   CERTIFICATE OF RESTORATION AND REVIVAL OF
                        CERTIFICATE OF INCORPORATION OF

                     CRB BROADCASTING OF PENNSYLVANIA, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is CRB BROADCASTING OF PENNSYLVANIA, INC.

         2. The Corporation was organized under the provisions of the General Corporation Law of the State of Delaware.

         3. The address, including the street, city, and county, of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address are as follows: 229 South State Street, in the City of Dover, the County of Kent, and the name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

         4. The Corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1984 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

         5. The certificate of the Corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on February 29, 1984.


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         6. This Certificate of Restoration and Revival of the Certificate of
Incorporation is filed by authority of the duly elected directors as Prescribed by Section 312 of the General Corporation Law of the State of Delaware.


Signed and attested to on the
24th day of September, 1985.

                                                   /s/ Edward G. Rogoff
                                                   ---------------------------
                                                   Edward G. Rogoff, President


Attest:


/s/ Robert P. Connor
- ----------------------------
Robert P. Connor,  Secretary




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                                                                         PAGE 1


                              STATE OF DELAWARE

                                    [LOGO]

                         OFFICE OF SECRETARY OF STATE


        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF CRB BROADCASTING OF PENNSYLVANIA, INC. FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1986, AT 9 O'CLOCK A.M.




[LOGO]


                                             /s/  MICHAEL HARKINS
[STAMP]                                      -----------------------------------
                                             MICHAEL HARKINS, SECRETARY OF STATE



862660106                                    AUTHENTICATION: 0962140
                                                       DATE: 10/02/1986

                                                                    [DATE STAMP]


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     CRB BROADCASTING OF PENNSYLVANIA, INC.

         It is hereby certified that:

         1. The name of the corporation is CRB Broadcasting of Pennsylvania, Inc. (the "Corporation").

         2. The certificate of incorporation of the Corporation is hereby amended by adding a new article thirteenth to read as follows:

         THIRTEENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the


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provisions of sections 228 and 242 of the General Corporation Law of the State
of Delaware.

Signed and attested to on Sept. 17, 1986.


                                                        /s/
                                                        ------------------------
                                                                       President

Attest:

/s/
- ------------------------
  Secretary




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                               State of Delaware
                        Office of the Secretary of State


                                                                          PAGE 1





        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CRB BROADCASTING OF PENNSYLVANIA INC.", CHANGING ITS NAME FROM "CRB BROADCASTING OF PENNSYLVANIA, INC." TO "COMMODORE MEDIA OF PENNSYLVANIA, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF SEPTEMBER, A.D. 1995, AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



                            [LOGO]           /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE





09315878100                                  AUTHENTICATION:   7633936
950204207                                              DATE:   9-08-95
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                                                                   [DATE STAMP]

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                     CRB BROADCASTING OF PENNSYLVANIA, INC.

           Under Section 242 of the Delaware General Corporation Law

         The undersigned, being the Secretary of CRB Broadcasting of Pennsylvania, Inc a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1, The name of the Corporation is CRB Broadcasting of Pennsylvania,
Inc.

         2 The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 8, 1982.

         3. The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article One thereof, relating to the name of the Corporation, accordingly Article One of the Certificate of Incorporation shall be amended in its entirety to read as follows:

         "FIRST: The name of the Corporation is Commodore Media of Pennsylvania. Inc. (the "Corporation")."

         4. The Board of Directors of the Corporation, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions approving the foregoing amendment and directed that the amendment be submitted to the stockholders of the Corporation for their consideration and approval.

         5. The sole Stockholder of the Corporation approved the amendment in accordance with Sections 228(a) and 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the undersigned being the Secretary hereinabove named, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation this 23 day of August, 1995.

                                             By /s/ Carter Burden
                                                -------------------------------
                                                Carter Burden, Secretary


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